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EXHIBIT 21.1

SUBSIDIARIES OF THE REGISTRANT

           The following is a list of the subsidiaries of the Registrant:

         NAME                                     JURISDICTION OF INCORPORATION
         ----                                     -----------------------------
Quarterdeck International Limited                 Ireland

Quarterdeck GmbH                                  West Germany

Quarterdeck  S.A.R.L.                             France

Quarterdeck U.K. Limited                          United Kingdom

Quarterdeck FSC, Ltd.                             U.S. Virgin Islands

Quarterdeck Australia                             Australia

   Pty Limited

Quarterdeck Select Corporation                    Florida

StarNine Technologies, Inc.                       California

Internetware, Inc.                                California

Datastorm Technologies, Inc.                      Missouri

Inset Labs, Inc.                                  Connecticut

Future Labs, Inc                                  California

Vertisoft Systems, Inc.                           California

Limbex Corporation                                California


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